Exhibit 99.1

LiveOne Reports Fiscal Year 2023 Revenue of $99.6M and Record Adjusted EBITDA* of $10.9M, a $24.4M Improvement Year-Over-Year

-	Audio Division Revenue of $86.8M and Adjusted EBITDA* of $18.2M for Fiscal Year 2023, a 289% Increase Year-Over-Year

-	Raises Fiscal Year 2024 Revenue Guidance for Audio Division to $100M – to $110M and Adjusted EBITDA* to $18M - $21M

-	Audio Division Q4 Fiscal 2023 Revenue of $22.9M and Adjusted EBITDA* of $4.5M versus $2.4M in Q4 Fiscal 2022, an 89% Increase

-	Raises Company Guidance for Fiscal Year 2024 Revenue of $122M - $130M and Adjusted EBITDA* of $12M - $16M

-	LiveOne’s PodcastOne Expects to Deliver a Record-Breaking Q1 Fiscal 2024 of Over $10.5M in Revenue and Fiscal Year 2024 Revenue Between $40M - $45M

-	PodcastOne’s S-1 Registration Statement Declared Effective by the SEC

-	Repaid $3 million of PodcastOne Debt

-	Increased PodcastOne Special Dividend from 12% to ~ 19%

-	Record Growth of 612K+ New Paid Members – a 39% Year-Over-Year Increase

-	Total Members Have Reached 3.1 Million, Including over 2.2 Million Paid Members**

-	Anticipates Total Memberships to Exceed 4 Million with Paid Memberships** to Surpass 3 Million by Year End Fiscal 2024

-	Repurchased 2.9 Million Shares, $2.3 Million Remaining Capacity to Repurchase Additional Shares

-	Finished Fiscal Year 2023 with Short-Term Assets of $27.8M and $8.4M of Cash

-	LiveOne’s Slacker and Roth CH Acquisition V Co. Announced Letter of Intent to Merge; Expected to Value Slacker at $160 Million Pre-Money

-	LiveOne’s Senior Management Will Host a Live Conference Call and Audio Webcast Beginning at 10:30 A.M. ET on Tuesday, June 27, 2023

Los Angeles, CA – June 27, 2023 – LiveOne (Nasdaq: LVO), an award-winning, creator-first, music, entertainment, and technology platform, announced today its operating results for the fourth fiscal quarter (“Q4 Fiscal 2023”) and fiscal year ended March 31, 2023 (“Fiscal 2023”).

In Fiscal 2023, LiveOne posted consolidated revenue of $99.6 million, as well as Contribution Margin* of $32.8 million. LiveOne posted a net loss of $10.0 million on a consolidated basis, or $(0.12) per diluted share, for the same period. LiveOne’s Adjusted EBITDA* in Fiscal 2023 was a record $10.9 million. In Fiscal 2023, LiveOne extinguished approximately $23.0 million of payables. The company ended Fiscal 2023 with $27.8 million in short-term assets and $8.4 million in cash.

LiveOne’s CEO and Chairman, Robert Ellin, commented, “As we closed out our 5th year since our acquisition of Slacker, the flywheel is performing at its highest level. I could not be more proud of our management team delivering Adjusted EBITDA* of $10.9 million, a $24.4 million positive swing over fiscal year ended March 31, 2022. We look forward to continuing this outstanding operating performance in fiscal year ending March 31,2024.”

Recent and Q4 Fiscal 2023 Highlights

●	Paid members as of June 26, 2023 was 2.2 million, a net increase of 612,000, or 39%, as compared to the prior year. Total members including free ad-supported memberships was approximately 3.1 million at June 26th, 2023.**

●	LiveOne’s wholly-owned subsidiary, PodcastOne, posted record Fiscal 2023 revenue of $34.6 million and revenue of $8.8 million in Q4 Fiscal 2023 as U.S. unique monthly audience surpassed 5 million.

●	Entered into Letter of Intent to acquire certain assets of Kast Media, a podcast network, development and production company, in an all-stock deal, which if completed is expected to increase annual consolidated revenue for PodcastOne by up to $10 million and is anticipated to be accretive to EBITDA*.

●	Entered into a binding letter of intent to acquire New York-based Guru Fantasy Reports, the owner of FantasyGuru.com (“Fantasy Guru”), which if completed is expected to increase annual consolidated revenue for PodcastOne by $2.5M and over $600,000 in EBITDA*, and 24,000 subscribers at over $8 ARPU. All stock transaction with consideration payable in 500-800K shares in PodcastOne at $8.

●	As previously announced in January 2021, with the assistance of J.P. Morgan, LiveOne is continuing a process to explore strategic alternatives to enhance shareholder value. Potential alternatives may include, among others, a strategic acquisition, divestiture, merger, sale or other form of business combination. There can be no assurance that LiveOne’s efforts will result in a specific transaction or any particular outcome or its timing.

Q4 Fiscal 2023 and 2022 and Fiscal 2023 and 2022 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2023	2022	2023	2022

Revenue	$25,548	$23,433	$99,611	$117,019
Operating income (loss)	$(860)	$(8,261)	$(2,184)	$(37,853)
Total other income (expense)	$(3,697)	$(358)	$(7,610)	$(5,876)
Net income (loss)	$(4,767)	$(8,834)	$(10,019)	$(43,912)
Adjusted EBITDA*	$1,494	$(4,764)	$10,929	$(13,419)
Net loss per share basic and diluted	$(0.06)	$(0.11)	$(0.12)	$(0.56)

Q4 Fiscal 2023 Results Summary Discussion

For Q4 Fiscal 2023, LiveOne posted revenue of $25.5 million versus $23.4 million in the same period in the prior year. The Audio Division had record revenue of $22.9 million in Q4 Fiscal 2023 compared to $19.8 million in the same period in the prior year.

Q4 Fiscal 2023 Operating Loss was ($0.9) million compared to an Operating Loss of ($8.3) million in the fourth quarter ended March 31, 2022 (“Q4 Fiscal 2022”). The $7.4 million decrease in Operating Loss was largely a result of improved Contribution Margins* along with reduced operating expenses.

Q4 Fiscal 2023 Adjusted EBITDA* was $1.5 million, as compared to Q4 Fiscal 2022 Adjusted EBITDA* loss of ($4.8) million, an improvement of $6.3 million. Q4 Fiscal 2023 Adjusted EBITDA* was comprised of Audio Division Adjusted EBITDA* of $4.5 million, Other Operations Adjusted EBITDA* of ($1.2) million and Corporate Adjusted EBITDA* of ($1.8) million. Audio Division Adjusted EBITDA* of $4.5 million was driven by improved Contribution Margins* along with decreases in operating expenses.

Capital expenditures for Q4 Fiscal 2023 totaled approximately $1.8 million, which were driven by capitalized software costs associated with development of LiveOne’s integrated music player and pay-per-view services.

LiveOne is raising its guidance for Fiscal 2024 for its Audio Division revenue to $100 million - $110 million and Adjusted EBITDA* to between $18 million - $21 million, as well as company consolidated revenue of $122 million - $130 million and Adjusted EBITDA* to between $12 million - $16 million for Fiscal 2024.

LiveOne’s senior management will host a live conference call and audio webcast to provide a business update and discuss its operating and financial results beginning at 10:30 a.m. ET / 7:30 a.m. PT on Tuesday, June 27, 2023.

Conference Call and Webcast:

WHEN: Tuesday, June 27th
TIME: 10:30 AM ET / 7:30 AM PT
DIAL-IN (Toll Free): 833-470-1428
DIAL IN NUMBER (Local): 404 975 4839
ACCESS CODE: 631816
REPLAY NUMBER: 866-813-9403 / ACCESS CODE: 527450

WEBCAST – Both the live webcast and a replay can be accessed on the Investor Relations section of LiveOne’s website at Events | LiveOne.

The webcast can also be accessed at: https://events.q4inc.com/attendee/477646455

The contemplated acquisition of certain assets of Kast Media and the contemplated acquisition of Fantasy Guru is subject to execution of definitive documentation with the respective party, completion of due diligence, settlement of Kast Media’s outstanding obligations, obtaining applicable approvals and consents and other customary closing conditions. There can be no assurance that the proposed acquisitions will be completed and/or within the anticipated timeline.

LiveOne’s select anticipated financial results for Q1 Fiscal 2024 discussed in this press release are based on management’s preliminary unaudited analysis of financial results for such quarter. As of the date of this press release, LiveOne has not completed its financial statement reporting process for Q1 Fiscal 2024, and LiveOne’s independent registered accounting firm has not audited the preliminary financial data discussed in this press release. During the course of LiveOne’s quarter-end closing procedures and review process, LiveOne may identify items that would require it to make adjustments, which may be material, to the information presented above. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary financial results.

About LiveOne, Inc.

Headquartered in Los Angeles, California, LiveOne, Inc. (NASDAQ: LVO) (the “Company”) is an award-winning, creator-first, music, entertainment and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. The Company’s wholly-owned subsidiaries include Slacker Radio, a membership music streaming service, and PodcastOne, which generates more than 2.3 billion downloads per year, 350+ hours distributed weekly, and 14M+ monthly unique listeners. Nearly all new Tesla EVs sold in the U.S. come with a paid membership to LiveOne’s Slacker Radio (that now includes PodcastOne) which is paid by Tesla. As of June 26, 2023, the Company had accrued a paid and free ad-supported membership base of approximately 3.1 million, including over 2.2 million paid members**. The Company was awarded Best Live Moment by Digiday for its “Social Gloves” PPV Event, and has been a finalist for 8 more awards, including Best Live Event, Best Virtual Event, Best Overall Social Media Excellence, and Best Original Programming from Cynopsis and Digiday. As of February 9, 2023, the Company has streamed over 2,900 artists, has a library of 30 million songs, 600 curated radio stations, over 300 podcasts/vodcasts, hundreds of pay-per-views, personalized merchandise, released music-related NFTs, and created a valuable connection between fans, brands, and bands. The Company’s other wholly-owned subsidiaries include PPVOne, Gramophone Media, Palm Beach Records, Custom Personalization Solutions, and LiveXLive, and the Company’s other majority-owned subsidiaries are Drumify and Splitmind. LiveOne is available on iOS, Android, Roku, Apple TV, Amazon Fire, and through OTT, STIRR, and XUMO. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and Twitter at @liveone.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization (“Adjusted EBITDA”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, (e) depreciation and amortization (including goodwill impairment, if any), and (f) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2024 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on these non-GAAP financial measures, please see the tables entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: the Company’s reliance on one key customer for a substantial percentage of its revenue; the Company’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, including the proposed special dividend and spin-out of PodcastOne (the “Spin-Out”) and the Company’s pay-per-view business and the proposed merger of Slacker with Roth CH Acquisition V Co. (the “Proposed Business Combination”), the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne’s or Slacker’s ability to list on a national exchange; the Company’s ability to continue as a going concern; the Company’s ability to attract, maintain and increase the number of its users and paid members; the Company identifying, acquiring, securing and developing content; the Company’s intent to repurchase shares of its common stock from time to time under its announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; the Company’s ability to maintain compliance with certain financial and other covenants; the Company successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; the effects of the global Covid-19 pandemic; uncertain and unfavorable outcomes in legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of the Company’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2022, Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2022, filed with the SEC on February 14, 2023, and in the Company’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these statements, except as may be required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

**	Included in the total number of paid members for the reported periods are certain members which are the subject of a contractual dispute. LiveOne is currently not recognizing revenue related to these members.

Additional Information and Where to Find It

In connection with PodcastOne’s planned direct listing on a national exchange (the “Direct Listing”), PodcastOne has filed a Registration Statement on Form S-1 with the SEC (as amended, the “Registration Statement”), which was declared effective by the SEC on May 15, 2023. The Registration Statement may be obtained without charge at the SEC’s website at www.sec.gov or by writing to PodcastOne at 335 North Maple Drive, Suite 127, Beverly Hills, CA 90210.

INVESTORS AND SECURITY HOLDERS OF PODCASTONE AND LIVEONE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTIONS THAT PODCASTONE FILES WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PODCASTONE, LIVEONE, THE DIRECT LISTING AND THE RELATED TRANSACTIONS.

No Offer or Solicitation

This communication does not constitute a proxy statement or solicitation of a proxy, consent, vote or authorization with respect to any securities or in respect of the Spin-Out or the Proposed Business Combination and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange any securities, nor shall there be any sale, issuance or transfer of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

LiveOne IR Contact:

Kirin Smith
PCG Advisory
(646) 823-8656
ksmith@pcgadvisory.com

Press Contact:

LiveOne
press@liveone.com

Financial Information

The tables below present financial results for the three and twelve months ended March 31, 2023 and 2022.

LiveOne, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,		Year Ended March 31,
	2023	2022	2023	2022

Revenue:	$25,548	$23,433	$99,611	$117,019

Operating expenses:
Cost of sales	18,295	18,326	66,782	92,980
Sales and marketing	1,967	3,300	8,302	14,114
Product development	1,244	2,102	5,136	8,092
General and administrative	4.658	6,508	15,877	33,681
Impairment of intangibles	-	-	1,356
Amortization of intangible assets	244	1,458	4,342	6,005
Total operating expenses	26,408	31,694	101,795	154,872
Loss from operations	(860)	(8,261)	(2,184)	(37,853)

Other income (expense):
Interest expense, net	(1,939)	(943)	(8,375)	(4,123)
Loss on extinguishment of debt	(1,034)	-	(1,034)	(4,321)
Forgiveness of PPP loans	-	599	-	3,110
Other income (expense)	(884)	(14)	1,639	(542)
Total other expense, net	(3,857)	(358)	(7,770)	(5,876)

Loss before provision for income taxes	(4,717)	(8,619)	(9,954)	(43,729)

Provision for income taxes	50	215	65	183
Net loss	$(4,767)	$(8,834)	$(10,019)	$(43,912)

Net loss per share – basic and diluted	$(0.06)	$(0.11)	$(0.12)	$(0.56)
Weighted average common shares – basic and diluted	86,848,506	81,825,395	85,512,172	79,084,930

LiveOne, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	March 31,	March 31,
	2023	2022
		(Audited)
Assets
Current Assets
Cash and cash equivalents	$8,409	$12,894
Restricted cash	240	260
Accounts receivable, net	13,658	13,687
Inventories	2,596	2,599
Prepaid expense and other current assets	2,869	1,868
Total Current Assets	27,772	31,308
Property and equipment, net	3,325	4,688
Goodwill	23,379	23,379
Intangible assets, net	11,035	16,720
Other assets	377	728
Total Assets	$65,888	$76,823

Liabilities, Mezzanine and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$22,774	$45,418
Accrued royalties	12,826	13,530
Notes payable, current portion	15	12
Bridge Loan	4,726	-
Deferred revenue	992	1,157
Derivative liabilities	3,148	18
Total Current Liabilities	44,479	60,135
Senior secured convertible notes, net	-	13,632
Unsecured convertible notes, net – related party	-	5,879
Senior secured revolving line of credit, net	7,000	6,965
Notes payable, net	148	148
Lease liabilities, noncurrent	161	468
Derivatives	376	-
Other long-term liabilities	9,578	174
Deferred income taxes	332	338
Total Liabilities	62,074	87,739

Commitments and Contingencies
Mezzanine Equity:
Redeemable convertible preferred stock: $0.001 par value; 5,000 shares and no shares outstanding, respectively	4,827	-
Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 21,177 and no shares issued and outstanding as of March 31, 2023 and 2022, respectively	16,177	-
Common stock, $0.001 par value; 500,000,000 shares authorized; 87,282,285 and 82,546,189 shares issued and outstanding, respectively	90	83
Additional paid in capital	209,151	202,854
Treasury stock	(2,162)	-
Accumulated deficit	(224,269)	(213,853)
Total stockholders’ equity (deficit)	3,814	(10,916)
Total Liabilities, Mezzanine Equity and Stockholders’ Equity (Deficit)	$65,888	$76,823

LiveOne, Inc.

Reconciliation of Non-GAAP Measure to GAAP Measure

Adjusted EBITDA* Reconciliation (Unaudited)

(In thousands)

	Net Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Non- Recurring Acquisition and Realignment Costs[1]	Other (Income) Expense[2]	(Benefit) Provision for Taxes	Adjusted EBITDA*
Three Months Ended March 31, 2023
Operations - Audio	$228	$845	$430	$274	$2,698	$-	$4,475
Operations - Other	(304)	251	24	(117)	(1,028)	-	(1,174)
Corporate	(4,690)	5	596	46	2,027	50	(1,806)
Total	$(4,767)	$1,101	$1,050	$204	$3,697	$50	$1,495

Three Months Ended March 31, 2022
Operations - Audio	$245	$2,118	$372	$13	$(378)	$-	$2,371
Operations - Other	(4,375)	266	329	9	2	0	(3,770)
Corporate	(4,706)	10	(56)	445	734	216	(3,357)
Total	$(8,835)	$2,394	$644	$467	$358	$216	$(4,755)

	Net Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Non- Recurring Acquisition and Realignment Costs[1]	Other (Income) Expense[2]	Provision for Taxes	Adjusted EBITDA*
Year Ended March 31, 2023
Operations - Audio	$4,277	$7,112	$1,804	$1,136	$3,906	$-	$18,235
Operations - Other	(2,800)	2,348	319	(263)	(1,115)	27	(1,484)
Corporate	(11,496)	23	1,833	(1,198)	4,979	38	(5.822)
Total	$(10,019)	$9,482	$3,956	$(325)	$7,770	$65	$10,929

Year Ended March 31, 2022
Operations - Audio	$(2,266)	$8,617	$2,070	$153	$307	$-	$8,882
Operations - Other	(12,754)	970	2,097	290	(340)	-	(9,736)
Corporate	(28,892)	37	8,536	1,664	5,908	183	(12,565)
Total	$(43,912)	$9,633	$12,703	$2,107	$5,875	$183	$(13,419)

(1)	Other Non-Operating and Non-Recurring Costs include outside legal, accounting and other professional fees directly attributable to acquisition activity in the period, in addition to certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at certain acquired companies prior to their purchase date and non-recurring employee severance payments and to a lesser extent, a one-time minimum guarantee to effectively terminate a live-event distribution agreement post COVID-19.

(2)	Other (income) expense above primarily includes interest expense, net, forgiveness of PPP loans, and loss on extinguishment of debt. These are included in the statement of operations in other income (expense) and are an add back to net loss above in the reconciliation of Adjusted EBITDA* to loss.

*	See the definition of Adjusted EBITDA under “About Non-GAAP Financial Measures” within this release.

LiveOne, Inc.

Reconciliation of Non-GAAP Measure to GAAP Measure

Contribution Margin* Reconciliation (Unaudited)

(In thousands)

	Three Months Ended March 31,
	2023	2022

Revenue:	$25,548	$23,433
Less:
Cost of sales	(18,295)	(18,326)
Amortization of developed technology	(408)	(964)
Gross Profit	6,845	4,143

Add back amortization of developed technology:	408	964
Contribution Margin*	$7,253	$5,107

	Year Ended March 31,
	2023	2022

Revenue:	$99,611	$117,019
Less:
Cost of sales	(66,782)	(92,980)
Amortization of developed technology	(3,300)	(3,856)
Gross Profit	29,529	20,183

Add back amortization of developed technology:	3,300	3,856
Contribution Margin*	$32,829	$24,039

*	See the definition of Contribution Margin under “About Non-GAAP Financial Measures” within this release.

##END##